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                                                                    EXHIBIT 99.1
                                                           For Immediate Release


       National Commerce Bancorporation & CCB Financial Complete Merger

MEMPHIS, Tenn., July 5 /PRNewswire/ -- National Commerce Bancorporation (Nasdaq:
NCBC - news) and CCB Financial (NYSE: CCB-news) announced today the closing of the financial institutions' merger of equals. The combined company, which retains the name National Commerce Bancorporation, is headquartered in Memphis, Tennessee, with its operations headquarters in Durham, North Carolina.

On Thursday, June 29, shareholders of both financial institutions voted to approve the merger.